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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of American Skiing Company of our report dated September 19, 1997, except as to Note 16 which is as of October 10, 1997, relating to the financial statements of American Skiing Company, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of the Company" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Consolidated Financial Data of the Company."

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of American Skiing Company of our report dated August 31, 1995 relating to the financial statements of S-K-I Ltd., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Boston, Massachusetts
January 30, 1998